UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/01/2008

Ruth's Hospitality Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2008, our board of directors appointed Michael P. O'Donnell, age 52, to serve as the Company's President and Chief Executive Officer. In connection with his appointment, Mr. O'Donnell received a grant of 800,000 options, at varying strike prices, and which will vest 20% annually over a five-year basis. Mr. O'Donnell also entered into a Terms of Employment/Letter of Understanding and Salary Continuation Agreement (the "Agreement") outlining the terms of his employment. Mr. O'Donnell's annual base salary will initially be $500,000. In addition, the Agreement provides that Mr. O'Donnell may receive a discretionary bonus of 75% of his annual base salary (with a minimum bonus of $100,000 for fiscal year 2009), subject to the budget and performance targets as determined by our board of directors and further subject to additional multipliers as defined in our Management Bonus Plan. If Mr. O'Donnell's employment is terminated by us without "cause," or by Mr. O'Donnell for "good reason" (as those terms are defined in his agreement) during the employment term, then Mr. O'Donnell will be entitled to receive (i) his base salary for 12 months after the date of such termination (with an additional fifty percent (50%) of his base salary payable if terminated within the first two years of employment due to a change in the majority of the current Board of Directors), (ii) 12 monthly payments in the aggregate equal to 50% of his prior year bonus compensation, (iii) 12 months continued health, welfare and retirement benefits, (iv) 12 monthly payment of his automobile allowance and (v) continued vesting rights for his options and restricted stock for 12 months. Mr. O'Donnell has agreed, during the term of his employment and for 12 months thereafter, not to compete with us or solicit any of our employees or persons with whom we have certain business relationships.

Mr. O'Donnell has spent 25 years in the restaurant industry having been most recently Chairman of the Board of Directors, Chief Executive and President of Champps Entertainment, Inc. from March 2005 until the company was sold in 2007. Prior to that, Mr. O'Donnell served in several leadership positions in the restaurant industry including Chief Executive Officer of Sbarro, Inc., Chief Executive of Lone Star Steak House, President and Chief Executive Officer for New Business Development and President of Roy's for Outback Steakhouse, Inc., President and Chief Operating Officer of Miller's Ale House, President of Ground Round Restaurants, Inc. and key operations positions with T.G.I. Friday's and Pizza Hut.

A copy of the Agreement is attached as Exhibit 99.1 and a copy of the press release announcing the appointment of Mr. O'Donnell is attached as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

99.1 Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated August1, 2008 by and between the Company and Michael P. O'Donnell.

99.2 Press Release dated August 1, 2008 announcing the appointment of Michael P. O'Donnell as Chief Executive Officer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Hospitality Group, Inc.

Date: August 05, 2008	By:	/s/ Thomas E. O'Keefe
Thomas E. O'Keefe
Executive Vice President - Chief Legal and Compliance Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Terms of Employment/Letter of Understanding and Salary Continuation Agreement dated August 1, 2008 by and between the Company and Michael P. O'Donnell.
EX-99.2	Press Release dated August 1, 2008 announcing the appointment of Michael P. O'Donnell as Chief Executive Officer.